Exhibit 10.4

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”) is made and entered into as of June 8, 2021, by and among DFHTA Sponsor LLC, a Delaware limited liability company (“Sponsor”), Deerfield Healthcare Technology Acquisitions Corp., a Delaware corporation (“DFHT”), IMC Holdings, LP, a Delaware limited partnership (“IMC Parent”) and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

WHEREAS, DFHT, the CareMax Group (as defined in the Business Combination Agreement), CareMax Medical Group, LLC, a Florida limited liability company (“CareMax”), IMC Parent, IMC Medical Group Holdings, LLC, a Delaware limited liability company (“IMC”) and Deerfield Partners, L.P., entered into a Business Combination Agreement, dated December 18, 2020 (the “Business Combination Agreement”), pursuant to which, among other things, DFHT agreed to acquire all of the issued and outstanding equity interests of (a) CareMax from the CareMax Group and (b) IMC from IMC Parent, in exchange for a combination of cash consideration, equity consideration and earnout share consideration, as set forth therein; and

WHEREAS, pursuant to Section 1.07(a) of the Business Combination Agreement, DFHT is required to deposit 55,000 DFHT Class A Common Stock (the “Escrowed Shares”) and $450,000.00 in cash (the “Escrowed Cash”) with the Escrow Agent on the date hereof for purposes of securing the post-closing adjustment obligations of IMC Parent set forth in Section 1.09 of the Business Combination Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows: As you prepare for any updates to registration statements you are working on, the assumed rate of interest on the trust in the current environment should be 1 - 2 basis points (0.01% - 0.02%).

1.	Appointment; Defined Terms.

(a)	Sponsor and IMC Parent hereby appoint the Escrow Agent as escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

(b)	All capitalized terms with respect to the Escrow Agent shall be defined herein. The Escrow Agent shall act only in accordance with the terms and conditions contained in this Agreement and shall have no duties or obligations with respect to the Business Combination Agreement.

2.	Escrow Fund.

(a)     On or before the date hereof, DFHT agrees to deposit (i) the Escrowed Shares and (ii) the Escrowed Cash with the Escrow Agent. IMC Parent acknowledges that the Escrowed Shares deposited in escrow will be legended to reflect the deposit of such Escrowed Shares under this Agreement.

(b)   Escrowed Shares.

(i)      Except as herein provided, IMC Parent shall retain all of its rights as shareholder of the Escrowed Shares for so long as any shares are held in escrow pursuant to this Agreement, including, without limitation, the right to vote such shares.

(ii)     Any dividends or other distributions paid with respect to the Escrowed Shares (collectively, the “Escrow Dividends”, and together with the Escrowed Shares and the Escrowed Cash, the “Escrow Property”) shall be delivered to and held by the Escrow Agent in accordance with the terms of this Agreement. During the term of this Agreement, the Escrow Agent shall hold the Escrow Property and shall not sell, transfer, dispose of, lend or otherwise subject to any lien, attachment or encumbrance any of the Escrow Property except until and to the extent that they are disbursed in accordance with Section 3 of this Agreement.

(iii)    In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of the common stock of DFHT other than a regular cash dividend, the Escrowed Shares shall be appropriately adjusted on a pro rata basis.

(c)     The Escrowed Cash and any Escrow Dividends (to the extent paid in cash) shall be held in a non-interest bearing account to be maintained by the Escrow Agent in the name of the Escrow Agent. While the funds are on deposit, the Escrow Agent may earn bank credits or other consideration.

3.	Disposition and Termination.

(a)     The Escrow Agent shall administer the Escrow Property in accordance with the joint written instructions executed and delivered by Sponsor and IMC Parent from time to time (an “Instruction”) directing the Escrow Agent to pay or release the Escrow Property, or any portion thereof, as set forth in such Instructions. Sponsor and IMC Parent shall cooperate in all respects with one another to deliver such Instructions to the Escrow Agent as promptly as practicable as specified in Section 1.09 of the Business Combination Agreement. Upon receipt of any such Instructions, the Escrow Agent shall promptly (and in any event, within five (5) Business Days) distribute all or any portion of the Escrow Property as directed by such Instructions.

(b)    In no event will the Escrow Agent make any distribution of the Escrow Property unless such Instruction is signed by both an authorized representative of Sponsor and IMC Parent designated in Schedule 1.

(c)     Upon the delivery of all of the Escrow Property by the Escrow Agent in accordance with the terms of this Agreement, this Agreement shall terminate, subject to the provisions of Section 6.

4.	Escrow Agent.

(a)     The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between Sponsor or IMC Parent and any other person or entity, in connection herewith, if any, including without limitation the Business Combination Agreement, nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement. In the event of any conflict between the terms and provisions of this Agreement, those of the Business Combination Agreement, any schedule or exhibit attached to this Agreement, or any other agreement between Sponsor or IMC Parent and any other person or entity, the terms and conditions of this Agreement shall control. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the applicable person without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any beneficiary or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrow Property, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 10 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 10. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Property nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(b)    The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s fraud, gross negligence or willful misconduct was the cause of any loss. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents. The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith, in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s fraud, gross negligence or willful misconduct was the cause of any loss. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing which eliminates such ambiguity or uncertainty to the satisfaction of the Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction.

5.     Succession.

(a)     The Escrow Agent may resign and be discharged (as applicable) from its duties or obligations hereunder (i) if so requested at any time by Sponsor, IMC Parent and DFHT by providing a joint written notice to the Escrow Agent; or (ii) by giving thirty (30) days’ advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect, provided, that such resignation shall not take effect until a successor escrow agent has been appointed in accordance with this Section 5. If the parties hereto have jointly failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrow Property and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery the Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 7 below. In accordance with Section 7 below, the Escrow Agent shall have the right to withhold, as security, an amount of shares equal to any dollar amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of this Agreement.

(b)    Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

6.     Compensation and Reimbursement. The Escrow Agent shall be entitled to compensation for its services under this Agreement as Escrow Agent and for reimbursement for its reasonable and documented out-of-pocket costs and expenses, in the amounts and payable as set forth on Schedule 2. All amounts owing under the foregoing sentence shall be paid by DFHT. The Escrow Agent shall also be entitled to payment of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein as set forth in Section 7; provided, however, that such compensation, expenses, disbursements and advances shall not be paid from the Escrow Property. The obligations of DFHT set forth in this Section 6 shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

7.     Indemnity.

(a)    The Escrow Agent shall be indemnified and held harmless by IMC Parent and DFHT, jointly and severally from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, other than expenses or losses arising from the fraud, gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing and keep the parties advised with respect to all developments concerning such claim. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in any state or federal court located in New York County, State of New York.

(b)    The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment (absent gross negligence or willful misconduct), and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent in good faith to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c)     The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement (absent gross negligence or willful misconduct), and may consult with counsel of its own choice and shall have full and complete authorization and indemnification, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(d)    This Section 7 shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

8.     Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.

(a)    Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, parties hereto acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm identity, including without limitation name, address and organizational documents (“identifying information”). The parties hereto agree to provide the Escrow Agent with information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b)    The underlying transaction does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

9.      Notices. All notices and communications hereunder shall be deemed to have been duly given and made if in writing and if (i) served by personal delivery upon the party for whom it is intended, (ii) delivered by registered or certified mail, return receipt requested, or by Federal Express or similar overnight courier, or (iii) sent by email, provided that the receipt of such facsimile or email is promptly confirmed, by telephone, electronically or otherwise, to the party at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party:

If to Sponsor:

DFHTA Sponsor LLC

780 Third Avenue

New York, New York 10017

Email:           latinsky@deerfield.com

Attention:    Lawrence Atinsky

with copies to:

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, IL 60661

Email:           mark.wood@katten.com

Attention:    Mark D. Wood

If to DFHT:

Deerfield Healthcare Technology Acquisitions Corp.

780 Third Avenue

New York, New York 10017

Email:           chris.wolfe@dfbhealthcare.com

Attention:    Chris Wolfe

with copies to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Email:           joel.rubinstein@whitecase.com

              bryan.luchs@whitecase.com

Attention:    Joel Rubinstein

      Bryan J. Luchs

If to IMC Parent:

IMC Holdings, LP

c/o Comvest Investment Partners Holdings, LLC

525 Okeechobee Boulevard, Suite 1010

West Palm Beach, Florida 33401

Email:           r.marrero@comvest.com and m.griffin@comvest.com

Attention:    Roger Marrero and Marshall Griffin

with copies to:

McDermott Will & Emery LLP

333 Avenue of the Americas, Suite 4500

Miami, Florida 33131

Email:           flevenson@mwe.com, ibarakat@mwe.com and mhacker@mwe.com

Attention:    Fred Levenson, Ibrahim Barakat, and Michael Hacker

If to the Escrow Agent:

Continental Stock Transfer and Trust

One State Street - 30th Floor

New York, New York 10004

Facsimile No: (212) 616-7615

Attention: Ana Gois and Jaswinder Goraya

Email:agois@continentalstock.com

Email:jgoraya@continentalstock.com

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents. All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 9 shall be effective (i) if delivered personally or courier, upon delivery; (ii) if sent by registered or certified mail, return receipt requests, postage prepaid upon delivery or refusal of delivery; (iii) if sent via a nationally recognized overnight carrier upon delivery or refusal of delivery, (iv) if sent by e-mail, upon non-automated confirmation of delivery. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

10.    Security Procedures. Notwithstanding anything to the contrary as set forth in Section 9, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution, including but not limited to any transfer instructions that may otherwise be set forth in a written instruction permitted pursuant to Section 3 of this Agreement, may be given to the Escrow Agent only by confirmed e-mail and no instruction for or related to the transfer or distribution of the Escrow Property, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by confirmed e-mail at the e-mail address provided to Sponsor and IMC Parent by the Escrow Agent in accordance with Section 9 and as further evidenced by a confirmed transmittal to that e-mail.

(a)     In the event transfer instructions are so received by the Escrow Agent by e-mail, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent.

(b)    Assuming compliance with the provisions of this Agreement, Sponsor acknowledges that the Escrow Agent is authorized to deliver the Escrow Property to the custodian account or recipient designated by Sponsor and IMC Parent in writing.

11.   Compliance with Court Orders. In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court of competent jurisdiction, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by the opinion of legal counsel of its own choosing is binding upon it, and in the event that the Escrow Agent reasonably obeys or complies with any such writ, order or decree, it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance.

12.   Waiver. The Escrow Agent hereby waives any right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account (as defined in that certain Business Combination Agreement) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

13.   Miscellaneous.

(a)     Except for changes to transfer instructions as provided in Section 10, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the other parties hereto.

(b)    Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any other party hereto without the prior consent of all the other parties hereto.

(c)     This Agreement shall be governed by and construed under the laws of the State of New York. Each of the parties hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of any court of the State of New York or United States federal court, in each case, sitting in New York County, New York. To the extent that in any jurisdiction any party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgment), or other legal process, such party shall not claim, and it hereby irrevocably waives, such immunity. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement.

(d)    No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.

(e)     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or other electronic transmission (including e-mail), and such facsimile or other electronic transmission (including e-mail) will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

(f)      If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

(g)    A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement. The parties represent, warrant and covenant that each document, notice, instruction or request provided by such party to the other party shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written.

(h)    Except as expressly provided in Section 7 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the other parties hereto any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or the Escrow Property escrowed hereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

SPONSOR:

DFHTA SPONSOR LLC

By:	/s/ Steven I. Hochberg
Name:	Steven I. Hochberg
Title:	Manager
Telephone:

DFHT:

DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.

By:	/s/ Christopher Wolfe
Name:	Christopher Wolfe
Title:	Chief Financial Officer
Telephone:

IMC PARENT:

IMC HOLDINGS, LP

By:	/s/ William Lamoreaux
Name:	William Lamoreaux
Title:	Chief Executive Officer
Telephone:

CONTINENTAL STOCK TRANSFER AND TRUST, as Escrow Agent (Stock)

By:	/s/ Ana Gois
Name:	Ana Gois
Title:	Vice President
Telephone:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Escrow Agent (Cash)

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President
Telephone:

[Signature Page to Escrow Agreement]

Schedule 1

Telephone Number(s) and authorized signature(s) for

Person(s) Designated by IMC Parent to give Joint Written Instructions

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Schedule 2

 Compensation and Reimbursement

 Escrow Agent Fees

[*]